Exhibit 99.1

Energy XXI Reports Fiscal Second-Quarter Results and Provides Operations Update

•	Production 20% higher than prior quarter on hurricane recovery
•	Successful SP49 workover adds 15 MMcf/d of production
•	Additional working interest in Bayou Carlin field adds 2,000 BOE/d and upside
•	Third horizontal well at West Delta delivers initial production of 1,700 BOE/d

HOUSTON – Jan. 30, 2013 – Energy XXI (NASDAQ: EXXI) (AIM: EXXI) today announced fiscal second-quarter results and provided an operations update on activities in the Gulf of Mexico.
For the 2013 fiscal second quarter, Energy XXI reported earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) of $198.8 million, compared with $225.6 million in the 2012 fiscal second quarter.  Net income available for common stockholders for the 2013 fiscal second quarter was $38.5 million, or $0.47 per diluted share, on revenues of $321 million, compared with fiscal 2012 second-quarter net income available for common stockholders of $93.4 million, or $1.11 per diluted share, on revenue of $341 million.
Production for the 2013 fiscal second quarter averaged 44,600 barrels of oil equivalent per day (BOE/d), compared with 42,700 BOE/d in the 2012 fiscal second quarter, and compared with 37,300 BOE/d in the 2013 fiscal first quarter, which was impacted by Hurricane Isaac.  Oil volumes for the 2013 fiscal second quarter averaged 29,400 barrels per day (Bbl/d).  Current production approximates 47,000 BOE/d, with another 5,000 BOE/d temporarily offline due to various downtime issues, bringing total capacity to approximately 52,000 BOE/d.
“Good operating margins driven by our oil-focused development program have established a solid base going into the second half of our fiscal year,” Energy XXI Chairman and CEO John Schiller said.  “We continue the horizontal drilling program, complemented by key exploration projects, focused on growing reserves and production simultaneously.”

Exploration and Development Activity

At West Delta 73 (100% WI/ 83% NRI), the Hyden well was drilled to 8,760 feet true vertical depth (TVD)/11,700 feet measured depth (MD), including a 760-foot horizontal section in the G-20 oil sand.  Hyden was placed on production in January at approximately 1,700 BOE/d, gross.  To date, Energy XXI has drilled three successful horizontal wells in the West Delta 73 field.  Proved reserves at each of the three wells are expected to approximate 1.2 million BOE to 2.0 million BOE per well.

In the Main Pass 61 field (100% WI/ 83% NRI), the Monte Carlo well was drilled to 7,180 feet TVD/8,200 feet MD, logging 31 feet of net pay in the J-6 oil sand.  This high-angle well was completed and brought online within the past week and is currently being evaluated.  Monte Carlo was drilled into an un-mapped portion of the structure, successfully extending the proved reservoir and adding reserves.  Additional wells will be drilled to determine the extent of the reservoir.
The development program at Grand Isle 16/18 (100% WI/ 86% NRI) is ongoing. Gelato, a potential horizontal location, is currently drilling at 9,200 feet TVD toward a proposed depth of 10,600 feet TVD targeting the C-6 oil sand.  Another well recently drilled at Grand Isle, DrO, targeting the BF-2 sand, was temporarily abandoned and the wellbore preserved for a potential future sidetrack.
At the South Pass 49 field, a successful workover was completed on the A-7 well (57% WI/ 47% NRI).  Since March 2012, the well had been producing 2 million cubic feet per day (MMcf/d) of natural gas plus 60 Bbl/d of condensate from the D-65 sand, which had never previously been produced in the field.  Frac packs were installed for sand control across the lower portion of the D-65 reservoir, to separately test the upper portion of the D-65 not previously perforated, and to gather more data about the reservoir and to increase production rates.  The well was recompleted in mid-December and has been producing at a sustained rate of 17 MMcf/d and 20 Bbl/d of condensate.
The Pendragon well, located on Vermilion Block 178, is currently drilling past 10,482 feet (TVD)/ 11,577 feet (MD).  The exploratory well is targeting multiple sands on the south side of a salt dome, with a proposed total depth of 16,300 feet TVD/ 20,400 feet MD. Energy XXI is operator, with a 50 percent working interest (WI) and 40.6 percent net revenue interest (NRI).
Within the shallow-water ultra-deep exploration program with McMoRan, at the Davy Jones discovery well, the rig is being moved off location for several months while a large-scale hydraulic fracture treatment is designed to penetrate the Wilcox reservoirs.  Energy XXI holds a 15.8 percent working interest (12.6 percent net revenue interest) in the Davy Jones discovery well.  Total net investment in Davy Jones through Dec. 31, 2012 was approximately $140.9 million.
Blackbeard West #2 on Ship Shoal Block 188 has been drilled to 25,584 feet and the rig has been released.  A production liner has been set to enable completion of the well.  Logs and core data have identified potential hydrocarbon-bearing sands between 20,800 and 24,000 feet.  Initial completion efforts are expected to focus on approximately 50 net feet of laminated sands located at approximately 24,000 feet.  Additionally, 80 feet of potential low-resistivity pay at approximately 22,400 feet and an approximate 75-foot gross section at 20,900 feet have been identified.  Data acquired to date indicate that a completion at these depths could utilize conventional equipment.  Energy XXI holds a 22.9 percent working interest and a 17.5 percent net revenue interest in Ship Shoal Block 188.  Total net investment in Blackbeard West No. 2 approximated $ 28.6 million at Dec. 31, 2012.

The Lomond North ultra-deep prospect in the Highlander area, located primarily in St. Martin Parish, Louisiana, is drilling below 13,700 feet toward a proposed total depth of 30,000 feet.  The well is targeting Eocene, Paleocene and Cretaceous objectives below the salt weld.  Lomond North is approximately 65 miles north of Davy Jones.  Energy XXI holds an 18 percent working interest and a 13.1 percent net revenue interest in Lomond North, where its total net investment approximated $10.0 million at Dec. 31, 2012.
The Lineham Creek exploration prospect, located onshore in Cameron Parish, Louisiana, approximately 55 miles northwest of Davy Jones, is drilling below the salt weld at 26,500 feet. The well is targeting Eocene and Paleocene objectives below the salt weld with a proposed total depth of 29,000 feet.  Chevron U.S.A. Inc., as operator of the well, holds a 50 percent working interest.  Energy XXI holds a 9 percent working interest and a 6.75 percent net revenue interest in the well.  Total net investment in Lineham Creek was approximately $13.6 million at Dec. 31, 2012.

Acquisition Activity

Energy XXI purchased McMoRan Exploration’s interest in the Laphroaig field for cash consideration, before closing adjustments, of $80 million effective Jan. 1, 2013.  The consideration has been financed from Energy XXI’s existing cash and available revolver facility.  Energy XXI previously held an 18.75 percent WI in the field, and now holds a 56.25 percent WI and has assumed operatorship of the assets.  The acquisition adds 2,000 BOE/d of production to Energy XXI from the field’s two producing wells.

“This acquisition affords Energy XXI the opportunity to operate and lead future development and delineation of this field, which we believe offers significant upside to current proved reserves and production,” Schiller said.  “The original Peterson discovery and Landers development wells to date have produced approximately 60 billion cubic feet (Bcf) of natural gas, with estimated recovery of 100 Bcf combined.  The Duplantis well we intend to drill this year offers the potential to recover an additional 100 Bcf.”

Capital Expenditures

During the 2013 fiscal second quarter, capital expenditures, including plug-and-abandonment and excluding acquisition costs, totaled $204 million, with $45 million in exploration and $159 million in development and other costs.  Capital expenditures for the full fiscal year ending June 30, 2013, excluding acquisitions, are expected to increase to between $730 million and $760 million.

Conference Call Tomorrow, Jan. 31, at 9 a.m. CST, 3 p.m. London Time

Energy XXI will host its fiscal second-quarter conference call tomorrow, Jan. 31, at 9 a.m. CST (3 p.m. London time). The dial-in numbers are 1 (631) 813-4724 (U.S.) and (0) 80 0032 3836 (U.K.), and the confirmation code is 89426190.  For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.EnergyXXI.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers. Tom O’Donnell, Vice President of Exploitation, a Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Seymour Pierce is Energy XXI’s listing broker in the United Kingdom.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below is a reconciliation of net income to EBITDA.  We define EBITDA as earnings before interest, taxes, depreciation, depletion and amortization.  EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Although not proscribed under GAAP, the company believes EBITDA is relevant because it helps investors to understand the company’s operating performance and makes it easier to compare its results with other oil and gas exploration and production companies that may have different financing and capital structures or tax rates.  EBITDA should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity.  EBITDA, as the company calculates it, may not be comparable to EBITDA measures reported by other companies.  In addition, EBITDA does not represent funds available for discretionary use.

The following table presents a reconciliation of our consolidated net income available for common stockholders to our consolidated EBITDA for the periods presented.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net Income as Reported	$41,332	$97,089	$59,592	$163,420

Interest expense-net	26,569	28,348	52,755	55,527
Depreciation, depletion and amortization	105,856	87,568	190,651	172,371
Income tax expense	25,020	12,549	35,730	21,122

EBITDA	$198,777	$225,554	$338,728	$412,440

EBITDA Per Share
Basic	$2.51	$2.95	$4.27	$5.39
Diluted	$2.27	$2.59	$4.27	$4.73

Weighted Average Number of Common Shares Outstanding
Basic	79,314	76,498	79,238	76,481
Diluted	87,468	87,227	79,367	87,138

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
	December 31,	June 30,
	2012	2012
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$40,895	$117,087
Accounts receivable
Oil and natural gas sales	136,349	126,107
Joint interest billings	5,558	3,840
Insurance and other	5,125	5,420
Prepaid expenses and other current assets	42,397	63,029
Derivative financial instruments	14,879	32,497
Total Current Assets	245,203	347,980
Property and Equipment
Oil and natural gas properties - full cost method of accounting, including $498.3 million and $418.8 million of unevaluated properties not being amortized at December 31, 2012 and June 30, 2012, respectively	2,936,850	2,698,213
Other property and equipment	16,401	9,533
Total Property and Equipment, net of accumulated depreciation, depletion, amortization and impairment	2,953,251	2,707,746
Other Assets
Derivative financial instruments	20,744	45,496
Debt issuance costs, net of accumulated amortization	30,619	27,608
Equity method investments	15,486	2,117
Total Other Assets	66,849	75,221
Total Assets	$3,265,303	$3,130,947
LIABILITIES
Current Liabilities
Accounts payable	$180,001	$156,959
Accrued liabilities	76,240	118,818
Notes payable	2,346	22,211
Asset retirement obligations	29,815	34,457
Derivative financial instruments	782	—
Current maturities of long-term debt	7,782	4,284
Total Current Liabilities	296,966	336,729
Long-term debt, less current maturities	1,141,172	1,014,060
Deferred income taxes	116,849	104,280
Asset retirement obligations	278,432	266,958
Derivative financial instruments	2,629	—
Other liabilities	10,149	3,080
Total Liabilities	1,846,197	1,725,107
Stockholders’ Equity
Preferred stock, $0.001 par value, 7,500,000 shares authorized at December 31, 2012 and June 30, 2012, respectively
7.25% Convertible perpetual preferred stock, 8,000 shares issued and outstanding at December 31, 2012 and June 30, 2012, respectively	—	—
5.625% Convertible perpetual preferred stock, 813,277 and 814,117 shares issued and outstanding at December 31, 2012 and June 30, 2012, respectively	1	1
Common stock, $0.005 par value, 200,000,000 shares authorized and 79,356,865 and 79,147,340 shares issued and 79,356,202 and 78,837,697 shares outstanding at December 31, 2012 and June 30, 2012, respectively	397	396
Additional paid-in capital	1,509,828	1,501,785
Accumulated deficit	(111,205)	(153,945)
Accumulated other comprehensive income, net of income tax expense	20,085	57,603
Total Stockholders’ Equity	1,419,106	1,405,840
Total Liabilities and Stockholders’ Equity	$3,265,303	$3,130,947

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011

Revenues
Oil sales	$285,824	$309,347	$533,154	$556,264
Natural gas sales	34,695	31,231	57,592	69,197
Total Revenues	320,519	340,578	590,746	625,461

Costs and Expenses
Lease operating	85,922	74,134	168,403	145,167
Production taxes	1,166	1,174	2,413	3,348
Gathering and transportation	6,098	3,395	14,089	9,548
Depreciation, depletion and amortization	105,856	87,568	190,651	172,371
Accretion of asset retirement obligations	7,756	9,803	15,408	19,491
General and administrative expense	19,319	22,147	43,207	41,468
(Gain) loss on derivative financial instruments	865	4,371	6,387	(6,001)
Total Costs and Expenses	226,982	202,592	440,558	385,392

Operating Income	93,537	137,986	150,188	240,069

Other Income (Expense)
Loss from equity method investees	(616)	—	(2,111)	—
Other income - net	543	15	902	24
Interest expense	(27,112)	(28,363)	(53,657)	(55,551)
Total Other Expense	(27,185)	(28,348)	(54,866)	(55,527)

Income Before Income Taxes	66,352	109,638	95,322	184,542

Income Tax Expense	25,020	12,549	35,730	21,122
Net Income	41,332	97,089	59,592	163,420
Preferred Stock Dividends	2,874	3,706	5,749	7,412
Net Income Available for Common Stockholders	$38,458	$93,383	$53,843	$156,008

Earnings Per Share
Basic	$0.48	$1.22	$0.68	$2.04
Diluted	$0.47	$1.11	$0.68	$1.88

Weighted Average Number of Common Shares Outstanding
Basic	79,314	76,498	79,238	76,481
Diluted	87,468	87,227	79,367	87,138

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Cash Flows From Operating Activities
Net income	$41,332	$97,089	$59,592	$163,420
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation, depletion and amortization	105,856	87,568	190,651	172,371
Deferred income tax expense	22,025	12,547	32,814	21,272
Change in derivative financial instruments
Proceeds from sale of derivative instruments	100	15,931	161	65,529
Other – net	(8,671)	(6,445)	(14,018)	(25,691)
Accretion of asset retirement obligations	7,756	9,803	15,408	19,491
Loss from equity method investees	616	—	2,111	—
Amortization and write-off of debt issuance costs	1,907	1,882	3,798	3,705
Stock-based compensation	1,200	1,189	1,656	10,114
Changes in operating assets and liabilities
Accounts receivable	(18,153)	(30,275)	(7,397)	(17,581)
Prepaid expenses and other current assets	4,685	4,067	20,722	(5,066)
Settlement of asset retirement obligations	(14,673)	(1,407)	(24,809)	(1,994)
Accounts payable and accrued liabilities	(4,509)	(96)	(39,053)	(37,586)
Net Cash Provided by Operating Activities	139,471	191,853	241,636	367,984

Cash Flows from Investing Activities
Acquisitions	(41,156)	(6,242)	(41,156)	(6,177)
Capital expenditures	(192,352)	(125,695)	(379,050)	(238,444)
Insurance payments received	—	5,692	—	6,472
Contributions to equity investees	—	—	(15,524)	—
Proceeds from the sale of properties	—	2,767	—	2,767
Property deposit	3,500	—	—	—
Other	(17)	(1,062)	355	(808)
Net Cash Used in Investing Activities	(230,025)	(124,540)	(435,375)	(236,190)

Cash Flows from Financing Activities
Proceeds from the issuance of common and preferred stock, net of offering costs	69	310	4,760	9,456
Dividends to shareholders - common	(5,553)	—	(11,103)	—
Dividends to shareholders - preferred	(2,874)	(3,706)	(5,750)	(7,412)
Proceeds from long-term debt	385,637	285,854	609,449	522,324
Payments on long-term debt	(294,446)	(288,084)	(481,259)	(604,318)
Other	(149)	(759)	1,450	(855)
Net Cash Provided by (Used in) Financing Activities	82,684	(6,385)	117,547	(80,805)

Net Increase (Decrease) in Cash and Cash Equivalents	(7,870)	60,928	(76,192)	50,989
Cash and Cash Equivalents, beginning of period	48,765	18,468	117,087	28,407
Cash and Cash Equivalents, end of period	$40,895	$79,396	$40,895	$79,396

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATIONAL INFORMATION (Unaudited)
	Quarter Ended
	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Operating Highlights
Operating revenues
Crude oil sales	$280,953	$242,830	$314,639	$315,723	$306,064
Natural gas sales	29,657	17,396	19,657	19,154	21,659
Hedge gain	9,909	10,001	7,650	1,119	12,855
Total revenues	320,519	270,227	341,946	335,996	340,578
Percent of operating revenues from crude oil
Prior to hedge gain	90%	93%	94%	94%	93%
Including hedge gain	89%	92%	92%	93%	91%
Operating expenses
Lease operating expense
Insurance expense	8,810	8,992	6,825	7,138	7,096
Workover and maintenance	20,217	10,113	21,070	15,885	12,805
Direct lease operating expense	56,895	63,376	59,306	55,424	54,233
Total lease operating expense	85,922	82,481	87,201	78,447	74,134
Production taxes	1,166	1,247	2,414	1,499	1,174
Gathering and transportation	6,098	7,991	4,358	2,465	3,395
DD&A	105,856	84,795	106,644	88,448	87,568
General and administrative	19,319	23,888	19,733	25,075	22,147
Other – net	8,621	13,174	5,186	13,257	14,174
Total operating expenses	226,982	213,576	225,536	209,191	202,592
Operating income	$93,537	$56,651	$116,410	$126,805	$137,986
Sales volumes per day
Natural gas (MMcf)	90.9	67.1	92.5	83.7	72.8
Crude oil (MBbls)	29.4	26.1	32.2	31.4	30.6
Total (MBOE)	44.6	37.3	47.6	45.3	42.7
Percent of sales volumes from crude oil	66%	70%	68%	69%	72%
Average sales price
Natural gas per Mcf	$3.55	$2.82	$2.34	$2.52	$3.23
Hedge gain per Mcf	0.60	0.89	0.55	0.54	1.43
Total natural gas per Mcf	$4.15	$3.71	$2.89	$3.06	$4.66
Crude oil per Bbl	$103.79	$101.03	$107.34	$110.54	$108.80
Hedge gain (loss) per Bbl	1.80	1.87	1.03	(1.05)	1.17
Total crude oil per Bbl	$105.59	$102.90	$108.37	$109.49	$109.97
Total hedge gain per BOE	$2.42	$2.91	$1.77	$0.27	$3.27
Operating revenues per BOE	$78.15	$78.72	$78.90	$81.43	$86.67
Operating expenses per BOE
Lease operating expense
Insurance expense	2.15	2.62	1.57	1.73	1.81
Workover and maintenance	4.93	2.95	4.86	3.85	3.26
Direct lease operating expense	13.87	18.46	13.68	13.43	13.80
Total lease operating expense	20.95	24.03	20.11	19.01	18.87
Production taxes	.28	0.36	0.56	0.36	0.30
Gathering and transportation	1.49	2.33	1.01	0.60	0.86
DD&A	25.81	24.70	24.61	21.44	22.28
General and administrative	4.71	6.96	4.55	6.08	5.64
Other – net	2.10	3.84	1.20	3.22	3.60
Total operating expenses	55.34	62.22	52.04	50.71	51.55
Operating income per BOE	$22.81	$16.50	$26.86	$30.72	$35.12

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

MMcf/d – million cubic feet of gas per day.

MD – total measured depth of a well.

Net Pay – cumulative hydrocarbon-bearing formations.

NRI, Net Revenue Interest – the percentage of production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

TD – target total depth of a well.

TVD –true vertical depth of a well.

WI, Working Interest – the interest held in lands by virtue of a lease, operating agreement, fee title or otherwise, under which the owner of the interest is vested with the right to explore for, develop, produce and own oil, gas or other minerals and bears the proportional cost of such operations.

Workover / Recompletion – operations on a producing well to restore or increase production. A workover or recompletion may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com
Greg Smith
Director, Investor Relations
713-351-3149
gsmith@energyxxi.com

Seymour Pierce
Nominated Adviser: David Porter, Rick Thompson
Corporate Broking: Richard Redmayne
Tel: +44 (0) 20 7107 8000

Pelham Bell Pottinger
James Henderson
jhenderson@pelhambellpottinger.co.uk
Mark Antelme
mantelme@pelhambellpottinger.co.uk
+44 (0) 20 7861 3232